Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

October 16, 2002 51/02

CHITTENDEN REPORTS EARNINGS AND QUARTERLY DIVIDEND

Burlington, VT — Chittenden Corporation (NYSE:CHZ) Chairman, President and Chief Executive Officer, Paul A. Perrault, today announced third quarter 2002 net income of $0.48 per diluted share, compared with the $0.46 per diluted share earned in the third quarter of 2001. For the first nine months of 2002, earnings were $1.41 per diluted share, 5% higher than the $1.34 for the first nine months of last year. Chittenden also announced its quarterly dividend of $0.20 per share. The dividend will be paid on November 15, 2002, to shareholders of record on November 1, 2002.

In making the announcement, Perrault said, “I am particularly pleased with the earnings growth we achieved in the third quarter and on a year-over-year basis. Managing our net interest margin has been especially challenging in this economy as the yields on the majority of our assets continue to adjust downward. We have been diligently monitoring the credit front, and as was anticipated, we did see our non-performing loans return to a more normal level in the third quarter.”

Total loans increased slightly from a quarter ago, led by seasonal increases in municipal loans and growth in commercial real estate loans. These increases were partially offset by declines in residential real estate, commercial and consumer loans. Total loans at September 30, 2002 were $165 million higher than at December 31, 2001 primarily due to the acquisition of Ocean National Bank (ONB), in which approximately $84 million in commercial mortgages and approximately $97 million in residential real estate were obtained. On February 28, 2002, Chittenden completed its acquisition of ONB, a $272 million commercial bank headquartered in Kennebunk, Maine for $53.25 million in cash. The transaction has been accounted for as a purchase and, accordingly, the operations of ONB are included in Chittenden’s consolidated financial statements from the date of acquisition.

Total deposits increased $610 million from a year ago and $347 million from the second quarter. The increase from September 30, 2001 was partially attributable to the acquisition of ONB, which contributed $239 million in deposits at the date of acquisition, and to continued strong deposit flows throughout the franchise over the last twelve months. Excluding the deposits acquired in the ONB acquisition the Company has experienced deposit growth of 10.5% over the last twelve months.

Total assets increased from $4.6 billion at June 30, 2002 to $5.0 billion at September 30, 2002 largely due to seasonal increases in deposits from the June 30, 2002 level. Mid-year is historically the company’s low point for deposit balances primarily due to the Company’s government banking business. In May of 2002, the Company issued five million shares of Trust Preferred Securities (TPS) of Chittenden Capital Trust I, a subsidiary of Chittenden Corporation. Net proceeds of approximately $121 million were invested primarily in the securities portfolio and the TPS is accounted for as a borrowing in the Company’s GAAP financial statements.

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Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

The net interest margin for the third quarter of 2002 was 4.49%, compared with 4.76% for the same period of 2001, and 4.69% for the second quarter of 2002. This decrease in the Company’s net interest margin primarily relates to the strong deposit flows in the third quarter of 2002 which were mainly deployed in either municipal loans or investment securities, which carry lower overall yields than the Company’s existing loan portfolio. Net interest income was $49.7 million for the third quarter of 2002, $48.3 million for the second quarter of 2002 and $43.6 million for the third quarter a year ago. The increase in net interest income from the third quarter of 2001 of 14% was attributed primarily to higher levels of average earning assets and deposits that resulted from the acquisition of ONB, growth in deposits, and the TPS issuance.

The provision for loan losses was up $624,000 from the second quarter of 2002 and $290,000 from the same quarter a year ago. The allowance for possible loan losses was $48.2 million at September 30, 2002, down slightly from $49.0 million at June 30, 2002 and up from $45.3 million at December 31, 2001. Nonperforming assets plus loans 90 days past due and still accruing were $19.6 million at September 30, 2002, up $6.3 million from the second quarter of 2002 and $1.3 million from September 30, 2001. As a percentage of total loans, nonperforming assets increased to 54 basis points as compared to 50 basis points for the same quarter a year ago. Net charge-off activity totaled $3.1 million for the third quarter of 2002, compared with $1.3 million for the third quarter of 2001. Net charge-offs year-to-date were $6.1 million in 2002 compared with $5.1 million in 2001. As a percentage of average loans, annualized year-to-date charge-offs were 27 basis points in 2002 compared with 23 basis points for the first nine months of 2001.

Noninterest income amounted to $13.8 million for the third quarter of 2002, down from $15.9 million for the same quarter of 2001. Increases were seen in several categories, including service charges on deposit accounts, insurance commissions, gains on sales of mortgage loans, and merchant services/credit card income. Lower investment management income and a decline in other income offset these increases. The decline in other income was caused by several factors including higher amortization of mortgage servicing rights (MSR) of $549,000, and a related provision for impairment to the MSR asset of $1.2 million, lower gains on sales of investments and closed facilities of $252,000 and $725,000, respectively, and a write-down of $571,000 on one of the Company’s CRA equity investments.

On a year-to-date basis, increases were seen in service charges on deposit accounts, retail investments, insurance commissions, and investment management income. Gains on sales of loans were down $2.1 million from 2001 primarily because of the sale of the Company’s retail credit card portfolio, which generated a $4.6 million gain in the first quarter of 2001. Amortization of MSRs was $1.1 million higher in 2002 than in 2001, excluding the $1.2 million impairment provision.

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Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

Noninterest expenses were $37.0 million for the third quarter of 2002, down from $38.6 million in the second quarter of 2002 and up from the $34.7 million for the third quarter of 2001. Salaries and employee benefits increased $2.7 million from the third quarter of 2001. The inclusion of ONB in 2002 amounted to approximately $1.7 million of the variance in salaries and benefits. In addition, sales-based incentive compensation increased $302,000 and employee benefits increased $451,000 from the same period a year ago, driven primarily by higher pension costs.

Amortization of intangibles decreased $507,000 from the third quarter of 2001 to $348,000 in the third quarter of 2002 due to the adoption of FAS 142, which eliminated goodwill amortization. The intangible amortization recognized in 2002 relates to the core deposit intangibles from the ONB and the Bank of Western Massachusetts acquisitions.

Year-to-date noninterest expenses were up from 2001 primarily due to salaries and benefits and net occupancy expense. Salaries and benefits increased due to the acquisition of ONB, which accounted for $3.9 million of the increase, sales-based incentive payments, which were $1.4 million higher in 2002 and performance-based incentive accruals, which were up $1.1 million from a year ago. Net occupancy increased $1.2 million, substantially all of which is attributed to the ONB acquisition. Amortization of Intangibles decreased $1.2 million from the third quarter of 2001 due to the adoption of FAS 142.

The return on average equity was 15.36% for the third quarter of 2002, compared with 16.52% in the same quarter of 2001 and 15.95% in the second quarter of 2002. The return on average assets for the third quarter of 2002 was 1.32%, down from 1.38% for the second quarter and down from 1.49% for the third quarter of 2001. The decline in ROA from the third quarter of last year was primarily due to higher levels of average earning assets caused by the acquisition of ONB, growth in deposits, and the issuance of the TPS.

Kirk W. Walters, Executive Vice President and Chief Financial Officer of Chittenden Corporation, will host a conference call to discuss these earnings results at 10:30 a.m. Eastern Time on October 17, 2002. Interested parties may access the conference call by calling 877-691-0878 or 973-582-2762 in the New York City area. Participants are asked to call in a few minutes prior to the call in order to register for the event. Internet access to the call is also available (listen only) by going to the Investor Resources section of the Company’s website at http://www.chittendencorp.com. A replay of the call will be available through October 24, 2002, by calling 877-519-4471 or 973-341-3080 in the New York City area (pin number is 3362888 for both telephone numbers) or by going to the chittendencorp.com website.

The Company may answer one or more questions concerning business and financial developments and trends and other business and financial matters affecting the Company, some of the responses to which may contain information that has not previously been disclosed.
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Chittenden Corporation 2 Burlington Square P.O. Box 820 Burlington, Vermont 05402-0820 802-658-4000	Kirk W. Walters (802) 660-1561

For Immediate Release

Chittenden is a bank holding company with total assets of $5.0 billion at September, 30 2002. Its subsidiary banks are Chittenden Bank, The Bank of Western Massachusetts, Flagship Bank and Trust Company, Maine Bank & Trust Company and Ocean National Bank. Chittenden Bank also operates under the name Mortgage Service Center, and it owns Chittenden Insurance Group, and Chittenden Securities, Inc. The Company offers a broad range of financial products and services, including deposit accounts and services; consumer, commercial, and public sector loans; insurance; brokerage; and investment and trust services to individuals, businesses, and the public sector. To find out more about Chittenden and its products, visit our web site at www.chittenden.com.

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CHITTENDEN CORPORATION
SELECTED FINANCIAL DATA
(Unaudited)
(In Thousands, except for ratios, shares and per share amounts)

Period End Balance Sheet Data	9/30/02	6/30/02	12/31/01	9/30/01

Cash and Cash Equivalents	$300,184	$195,884	$308,023	$278,006

Securities Available For Sale	1,424,513	1,232,549	826,495	647,490
FHLB Stock	14,967	14,967	13,613	13,613
Loans Held For Sale	62,055	27,556	50,208	33,220

Loans:
Commercial	567,939	583,557	559,752	632,553
Municipal	97,912	44,107	85,479	108,491
Real Estate:
Residential	895,472	914,141	855,561	962,420
Commercial	1,067,702	1,043,889	903,819	799,999
Construction	81,232	78,995	79,801	66,053

Total Real Estate	2,044,406	2,037,025	1,839,181	1,828,472
Consumer	293,248	301,634	353,765	384,865

Total Loans	3,003,505	2,966,323	2,838,177	2,954,381
Less: Allowance for Loan Losses	(48,187)	(48,994)	(45,268)	(45,261)

Net Loans	2,955,318	2,917,329	2,792,909	2,909,120

Other Real Estate Owned	—	230	703	298
Goodwill	58,249	58,249	29,341	30,017
Other Assets	150,497	148,808	132,422	123,527

Total Assets	$4,965,783	$4,595,572	$4,153,714	$4,035,291

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits:
Demand	$681,595	$627,498	$620,828	$575,821
Savings	397,545	393,025	346,974	387,346
NOW and Money Market Accounts	2,162,630	1,922,452	1,870,835	1,757,253
Certificates of Deposit less than $100,000	691,873	682,636	634,992	634,815
Certificates of Deposit $100,000 and Over	237,948	198,607	196,217	206,401

Total Deposits	4,171,591	3,824,218	3,669,846	3,561,636

Borrowings	178,189	177,729	44,409	45,415
Company Obligated, Mandatorily Redeemable Securities Of Subsidiary Trust	125,000	125,000	—	—
Accrued Expenses and Other Liabilities	76,651	69,298	68,805	62,792

Total Liabilities	4,551,431	4,196,245	3,783,060	3,669,843

Total Stockholders’ Equity	414,352	399,327	370,654	365,448

Total Liabilities and Stockholders’ Equity	$4,965,783	$4,595,572	$4,153,714	$4,035,291
Book Value per Common Share	$12.97	$12.39	$11.56	$11.41
Common Shares Outstanding	31,940,640	32,235,058	32,070,446	32,025,220

Credit Quality Data
Nonperforming Assets (including OREO)	$16,415	$10,872	$13,077	$14,958
90 days past due and still accruing	3,213	2,477	4,583	3,400

Total	$19,628	$13,349	$17,660	$18,358
Nonperforming Assets to Loans Plus OREO	0.54%	0.36%	0.46%	0.50%
Allowance to Loans	1.57%	1.64%	1.59%	1.53%
Allowance to Nonperforming Loans (excluding OREO)	293.56%	460.38%	365.83%	308.74%

QTD Average Balance Sheet Data
Loans, Net	$2,988,405	$2,997,613	$2,854,543	$2,951,718
Earning Assets	4,443,815	4,163,108	3,855,444	3,700,113
Total Assets	4,727,637	4,436,263	4,091,763	3,937,682
Deposits	3,951,162	3,851,574	3,610,085	3,482,122
Stockholders’ Equity	405,783	385,039	370,032	355,764

CHITTENDEN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, except for ratios, shares and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2002	2001	2002	2001
Interest Income:
Interest on Loans	$48,734	$56,507	$146,717	$172,570
Interest on Investments	18,133	10,313	46,494	30,275

Total Interest Income	66,867	66,820	193,211	202,845

Interest Expense:
Deposits	14,472	22,548	45,819	73,948
Borrowings	2,734	694	4,881	2,460

Total Interest Expense	17,206	23,242	50,700	76,408

Net Interest Income	49,661	43,578	142,511	126,437
Provision for Loan Losses	2,315	2,025	6,081	6,016

Net Interest Income after Provision for Loan Losses	47,346	41,553	136,430	120,421

Noninterest Income:
Investment Management Income	3,865	4,334	11,750	11,559
Service Charges on Deposit Accounts	4,067	3,570	11,919	10,624
Gains on Sales of Loans, Net	2,086	1,916	6,702	8,801
Merchant Services & Credit Card Income, Net	1,026	927	2,715	3,041
Insurance Commissions, Net	1,185	966	3,005	2,694
Other	1,547	4,221	9,408	11,372

Total Noninterest Income	13,776	15,934	45,499	48,091

Noninterest Expense:
Salaries and Employee Benefits	22,128	19,447	65,411	55,683
Net Occupancy Expense	4,766	4,308	14,546	13,303
Other Real Estate Owned, Net	(115)	21	(276)	68
Amortization of Intangibles	348	855	931	2,108
Other	9,919	10,115	31,077	29,872

Total Noninterest Expense	37,046	34,746	111,689	101,034

Income Before Income Taxes	24,076	22,741	70,240	67,478
Income Tax Expense	8,364	7,930	24,391	23,829

Net Income	$15,712	$14,811	$45,849	$43,649

Weighted Average Common Shares Outstanding	32,132,628	32,047,482	32,161,815	32,205,456
Weighted Average Common and Common Equivalent Shares Outstanding	32,539,499	32,442,906	32,586,721	32,576,768

Earnings Per Share, Basic	$0.49	$0.46	$1.43	$1.36
Earnings Per Share, Diluted	$0.48	0.46	1.41	1.34
Dividends Per Share	$0.20	0.19	0.59	0.57

Return on Average Equity	15.36%	16.52%	15.78%	16.77%
Return on Average Assets	1.32%	1.49%	1.38%	1.54%
Net Yield on Earning Assets	4.49%	4.76%	4.59%	4.79%

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CHITTENDEN CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
($ in thousands)

	9/30/00	12/31/00	3/31/01	6/30/01	9/30/01	12/31/01	3/31/02	6/30/02	9/30/02
ASSETS

Cash and Cash Equivalents	$135,361	$178,621	$192,047	$228,073	$278,006	$308,023	$222,372	$195,884	$300,184
Securities Available For Sale	587,687	597,592	559,918	584,638	661,103	840,108	937,381	1,247,516	1,439,480
Loans Held For Sale	6,893	44,950	25,422	34,327	33,220	50,208	38,432	$27,556	$62,055

Loans:
Commercial	495,178	515,926	535,518	632,768	632,768	559,752	566,746	583,557	567,939
Municipal	94,670	83,566	93,848	62,535	108,491	85,479	88,134	44,107	97,912

Real Estate:
Residential	1,047,749	1,024,174	987,142	997,019	962,420	855,561	926,463	914,141	895,472
Commercial	722,601	723,339	703,336	785,223	799,999	903,819	1,022,858	1,043,889	1,067,702
Construction	53,742	57,701	52,814	52,772	66,053	79,801	91,325	78,995	81,232

Total Real Estate	1,824,092	1,805,214	1,743,292	1,835,014	1,828,472	1,839,181	2,040,646	2,037,025	2,044,406
Consumer	515,013	451,392	429,588	405,185	384,865	353,765	324,292	301,634	293,248

Total Loans	2,928,953	2,856,098	2,802,246	2,935,502	2,954,596	2,838,177	3,019,818	2,966,323	3,003,505
Less: Allowance for Loan Losses	(39,945)	(40,255)	(39,546)	(44,541)	(45,261)	(45,268)	(49,384)	(48,994)	(48,187)

Net Loans	2,889,008	2,815,843	2,762,700	2,890,961	2,909,120	2,792,909	2,970,434	2,917,329	2,955,318
Other Real Estate Owned	430	513	328	625	298	703	351	230	—
Goodwill	16,234	15,721	10,666	30,693	30,017	29,341	58,249	58,249	58,249
Other Assets	114,492	116,621	121,616	128,712	123,527	132,422	138,590	148,808	150,497

Total Assets	$3,750,105	$3,769,861	$3,672,697	$3,898,029	$4,035,291	$4,153,714	$4,365,809	4,595,572	4,965,783

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits:
Demand	$511,599	$530,975	$481,119	$567,788	$575,821	$620,828	$597,680	$627,498	$681,595
Savings	375,500	302,122	304,131	338,093	343,722	346,974	389,504	393,025	397,545
NOW and Money Market Accounts	1,506,373	1,632,105	1,597,920	1,706,291	1,800,877	1,870,835	1,993,050	1,922,452	2,162,630
Certificates of Deposit less than $ 100,000	612,300	615,336	617,988	644,701	634,815	634,992	674,653	682,636	691,873
Certificates of Deposit $100,000 and over	208,803	211,869	222,097	195,832	206,401	196,217	229,536	198,607	237,948

Total Deposits	3,214,575	3,292,407	3,223,255	3,452,705	3,561,636	3,669,846	3,884,424	3,824,218	4,171,591

Borrowings	162,386	93,757	45,425	45,422	45,415	44,409	45,182	177,729	178,189
Company Obligated, Manditorily Redeemable Securities of Subsidiary Trust	—	—	—	—	—	—	—	125,000	125,000
Accrued Expenses and Other Liabilities	36,262	41,631	58,641	50,969	62,792	68,805	61,832	69,298	76,651

Total Liabilities	3,413,223	3,427,795	3,327,321	3,549,096	3,669,843	3,783,060	3,991,437	4,196,245	4,551,431
Total Stockholders’ EquityD	336,882	342,066	345,376	348,933	365,448	370,654	374,372	399,327	414,352

Total Liabilities and Stockholders’ Equity	$3,750,105	$3,769,861	$3,672,697	$3,898,029	$4,035,291	$4,153,714	$4,365,809	$4,595,572	$4,965,783

CHITTENDEN CORPORATION
Consolidated Statements of Income (Unaudited)
($ in thousands)

	QTR	QTR	QTR	QTR	QTR	QTR	QTR	QTR	QTR
	9/30/00	12/31/00	3/31/01	6/30/01	9/30/01	12/31/01	3/31/02	6/30/02	9/30/02
Interest Income:
Interest on Loans	$62,962	$62,337	$58,108	$57,955	$56,507	$51,091	$48,327	$49,656	$48,734
Interest on Investments	10,240	9,976	10,031	9,931	10,313	12,561	12,913	15,448	18,133

Total Interest Income	73,202	72,313	68,139	67,886	66,820	63,652	61,240	65,104	66,867

Interest Expense:
Deposits	27,792	28,939	26,970	24,430	22,548	19,097	16,063	15,283	14,472
Borrowings	3,797	2,090	993	772	694	688	663	1,484	2,734

Total Interest Expense	31,589	31,029	27,963	25,202	23,242	19,785	16,726	16,767	17,206

Net Interest Income	41,613	41,284	40,176	42,684	43,578	43,867	44,513	48,336	49,661
Provision for Loan Losses	2,175	2,175	1,950	2,041	2,025	2,025	2,075	1,691	2,315

Net Interest Income after Provision for Loan Losses	39,438	39,109	38,226	40,643	41,553	41,842	42,438	46,646	47,346

Noninterest Income:
Investment Management Income	3,482	3,467	3,376	3,849	4,334	4,163	3,972	3,913	3,865
Service Charges on Deposit Accounts	3,335	3,485	3,349	3,705	3,570	3,670	3,754	4,098	4,067
Gains on Sales of Loans, Net	903	833	4,940	1,945	1,916	2,406	2,755	1,860	2,086
Credit Card Income, Net	1,440	1,364	1,000	1,114	927	923	792	897	1,026
Insurance Commissions, Net	774	651	894	834	966	697	937	882	1,185
Other	3,646	3,158	3,407	3,743	4,221	3,784	3,950	3,913	1,547

Total Noninterest Income	13,580	12,958	16,966	15,190	15,934	15,643	16,160	15,563	13,776

Noninterest Expense:
Salaries and Employee Benefits	16,259	16,059	17,785	18,452	19,447	19,167	20,832	22,450	22,128
Net Occupancy Expense	3,862	3,849	4,735	4,260	4,308	4,441	4,921	4,859	4,766
Other Real Estate Owned, Net	54	67	39	8	21	18	(168)	7	(115)
Amortization of Intangibles	521	520	512	741	855	855	2,235	348	348
Other	9,782	10,790	9,644	10,111	10,115	10,246	10,226	10,933	9,919

Total Noninterest Expense	30,478	31,285	32,715	33,572	34,746	34,727	38,046	38,597	37,046

Income Before Income Taxes	22,540	20,782	22,477	22,261	22,741	22,758	22,553	23,612	24,076
Income Tax Expense	7,792	5,905	7,965	7,935	7,930	7,906	7,730	8,297	8,364

Net Income	$14,748	$14,877	$14,512	$14,326	$14,811	$14,852	$14,823	$15,315	$15,712

Chittenden Corporation
Average Balance Sheets

	For the Three Months Ended September 30, 2002			For the Three Months Ended September 30, 2001			For the Nine Months Ended September 30, 2002			For the Nine Months Ended September 30, 2001

	2002			2001			2002			2001
	Average Balance	Interest Income/ Expense (1)	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense (1)	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense (1)	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense (1)	Average Yield/ Rate (1)
	(in thousands)						(in thousands)
Assets
Interest-earning assets:
Loans:
Commercial	$565,917	$8,523	5.98%	$628,791	$12,050	7.60%	$566,147	$25,801	6.09%	$594,683	$36,584	8.22%
Municipals	98,325	906	3.69%	115,521	1,507	5.22%	89,563	2,856	4.25%	97,278	4,522	6.20%
Real estate:
Residential	945,779	15,332	6.47%	1,013,996	18,960	7.46%	937,326	46,941	6.68%	1,017,813	59,072	7.74%
Commercial	1,051,040	17,004	6.42%	789,725	15,544	7.81%	1,013,289	49,083	6.48%	742,878	45,922	8.26%
Construction	77,417	1,562	8.01%	56,777	1,160	8.11%	83,371	4,925	7.90%	50,542	3,109	8.22%

Total real estate	2,074,236	33,898	6.50%	1,860,498	35,664	7.63%	2,033,986	100,949	6.63%	1,811,233	108,103	7.97%
Consumer	299,155	5,728	7.60%	391,902	7,789	7.89%	315,584	18,125	7.68%	419,142	24,876	7.93%

Total loans	3,037,633	49,055	6.42%	2,996,712	57,010	7.56%	3,005,280	147,731	6.57%	2,922,336	174,085	7.96%
Investments:
Taxable	1,371,196	17,954	5.24%	648,057	9,788	6.04%	1,146,872	46,065	5.36%	613,817	29,026	6.31%
Tax-favored securities	16,582	136	3.25%	27,124	394	5.77%	17,112	434	3.39%	21,502	938	5.83%
Interest-bearing deposits in banks	225	2	3.02%	225	2	3.50%	225	6	3.27%	225	6	3.70%
Federal funds sold	18,179	81	1.77%	27,995	241	3.41%	9,286	119	1.72%	17,272	574	4.44%

Total interest-earning assets	4,443,815	67,228	6.02%	3,700,113	67,435	7.25%	4,178,776	194,355	6.21%	3,575,152	204,629	7.65%

Noninterest-earning assets	333,050			282,563			315,441			266,164
Allowance for loan losses	(49,228)			(44,994)			(48,538)			(42,658)

Total assets	$4,727,637			$3,937,682			$4,445,679			$3,798,658

Liabilities and stockholders’ equity
Interest-bearing liabilities:
Savings	$396,322	$1,089	1.09%	$386,251	$1,744	1.79%	$383,378	$3,321	1.16%	$368,238	$5,292	1.92%
NOW and Money Market Accounts	2,002,458	6,498	1.29%	1,671,411	10,524	2.50%	1,949,124	20,379	1.40%	1,594,080	36,273	3.04%
Certificates of Deposit less than $100,000	226,240	1,479	2.59%	213,526	2,451	4.55%	219,646	4,648	2.83%	213,180	8,167	5.12%
Certificates of Deposit $100,000 and over	688,467	5,406	3.12%	635,374	7,829	4.89%	670,957	17,470	3.48%	629,163	24,216	5.15%

Total interest-bearing deposits	3,313,487	14,472	1.73%	2,906,562	22,548	3.08%	3,223,105	45,818	1.90%	2,804,661	73,948	3.53%
Borrowings	170,896	1,570	3.65%	45,530	694	6.05%	98,749	3,196	4.33%	55,295	2,459	5.95%
Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trust	128,890	1,164	3.58%	0	0	0.00%	61,808	1,685	3.64%	0	0	0.00%

Total interest-bearing liabilities	3,613,273	17,206	1.89%	2,952,092	23,242	3.12%	3,383,663	50,699	2.00%	2,859,956	76,407	3.57%

Noninterest-bearing liabilities:
Demand deposits	637,675			575,560			611,605			535,254
Other liabilities	70,906			54,266			61,982			55,434

Total liabilities	4,321,854			3,581,918			4,057,249			3,450,644
Stockholders’ equity	405,783			355,764			388,429			348,014

Total liabilities and stockholders’ equity	$4,727,637			$3,937,682			$4,445,679			$3,798,658

Net interest income		$50,022			$44,193			$143,656			$128,222

Interest rate spread (2)			4.13%			4.13%			4.21%			4.08%
Net yield on earning assets (3)			4.49%			4.76%			4.59%			4.79%

(1)	On a fully taxable equivalent basis. Calculated using a Federal income tax rate of 35%. Loan income includes fees.
(2)	Interest rate spread is the average rate earned on total interest-earning assets less the average rate paid on interest-bearing liabilities.
(3)	Net yield on earning assets is net interest income divided by total interest-earning assets.

CHITTENDEN CORPORATION
Selected Financial Data (Unaudited) *	QTD	QTD	QTD	QTD	QTD	QTD	QTD	QTD	QTD
($ in thousands, except share and per share data)	9/30/2000	12/31/2000	3/31/2001	6/30/2001	9/30/2001	12/31/2001	3/31/2002	6/30/2002	9/30/2002
Book Value per Common Share	$10.22	$10.49	$10.73	$10.88	$11.41	$11.56	$11.63	$12.39	$12.97
Tangible Book Value Per Share	9.73	10.00	20.26	9.79	10.34	10.52	9.50	10.27	10.84
Common Shares Outstanding	32,971,239	32,621,355	32,178,013	32,061,910	32,025,220	32,070,446	32,180,488	32,235,058	31,940,640

CREDIT QUALITY
Nonperforming Assets (including OREO)	10,212	11,889	11,888	13,314	14,958	13,077	14,070	10,872	16,415
90 Days past due and still accruing	4,133	4,595	4,318	3,082	3,400	4,583	3,430	2,477	3,213

Total	14,345	16,484	16,206	16,396	18,358	17,660	17,500	13,349	19,628
Nonperforming Assets to Loans Plus OREO	0.35%	0.42%	0.42%	0.45%	0.50%	0.46%	0.46%	0.36%	0.54%
Allowance to Loans	1.36%	1.41%	1.41%	1.52%	1.53%	1.59%	1.61%	1.64%	1.57%
Allowance to Nonperforming Loans (excluding OREO)	408.39%	353.86%	342.09%	351.02%	308.74%	365.83%	359.97%	460.38%	293.56%
Net Charge-off Ratio	0.07%	0.07%	0.09%	0.04%	0.04%	0.07%	0.03%	0.07%	0.10%

QTR Average Balance Sheet Data
Loans, Net	2,904,900	2,879,986	2,791,707	2,891,964	2,951,718	2,854,543	2,883,072	2,997,613	2,988,405
Earning Assets	3,578,436	3,543,882	3,453,851	3,567,430	3,700,113	3,855,444	3,923,707	4,163,108	4,443,815
Total Assets	3,804,885	3,751,586	3,658,274	3,796,249	3,937,682	4,091,763	4,172,820	4,436,263	4,727,637
Deposits	3,212,766	3,256,504	3,193,635	3,341,300	3,482,122	3,610,085	3,691,793	3,851,574	3,951,162
Stockholders’ Equity	332,601	338,316	343,077	345,566	355,764	370,032	374,148	385,039	405,783

Earnings Per Share, Basic	0.44	0.45	0.45	0.45	0.46	0.46	0.46	0.48	0.49
Earnings Per Share, Diluted	0.44	0.45	0.44	0.44	0.46	0.46	0.46	0.47	0.48
Dividends Per Share	0.19	0.19	0.19	0.19	0.19	0.19	0.19	0.20	0.20

Weighted Average Common Shares Outstanding	33,151,103	32,789,048	32,448,558	32,123,233	32,047,482	32,039,223	32,134,266	32,218,570	32,132,628
Weighted Average Common and Common Equivalent Shares Outstanding	33,456,271	33,041,273	32,795,994	32,490,203	32,442,906	32,420,335	32,537,191	32,684,149	32,539,799

Return on Average Equity	17.64%	17.49%	17.15%	16.63%	16.52%	15.92%	16.07%	15.95%	15.36%
Return on Average Assets	1.54%	1.58%	1.61%	1.51%	1.49%	1.44%	1.44%	1.38%	1.32%
Net Yield on Earning Assets	4.67%	4.70%	4.78%	4.87%	4.76%	4.59%	4.61%	4.69%	4.49%

Tier 1 Capital Ratio	10.83%	10.82%	11.12%	9.88%	9.94%	10.32%	9.15%	11.84%	11.38%
Total Capital Ratio	12.09%	12.08%	12.38%	11.13%	11.19%	11.57%	10.40%	13.85%	13.25%
Leverage Ratio	8.18%	8.65%	8.97%	8.13%	8.05%	7.99%	7.28%	9.35%	8.85%